Exhibit 10.4
SECOND AMENDMENT
TO THE
PNM RESOURCES, INC.
OFFICER RETENTION PLAN
Effective December 7, 1998, Public Service Company of New Mexico adopted the Public Service Company of New Mexico First Restated and Amended Executive Retention Plan (the “Plan”). By an amendment dated November 27, 2002, sponsorship of the Plan was transferred to PNM Resources, Inc. (the “PNM Resources”) and the Plan was renamed the “PNM Resources, Inc. First Restated and Amended Executive Retention Plan.” Effective as of July 13, 2003, PNM Resources amended and restated the Plan in its entirety and changed the name of the Plan to the “PNM Resources, Inc. Officer Retention Plan.” The Plan was most recently amended and restated effective January 1, 2009. The Plan was subsequently amended on one occasion. By execution of this instrument, PNM Resources now desires to amend the Plan to close the Plan to Officers who are hired on or after December 31, 2011.
1.Except as otherwise set forth below, this Second Amendment shall be effective as of the date on which it is executed.
2.Section 2.1(t) (Definitions - Participant) of the Plan is hereby amended and restated to read as follows:
(t)    “Participant” means any Officer of the Company who was hired before December 31, 2011 and who has satisfied the eligibility requirements of this Plan.
3.Section 4.1 (Eligibility to Participate) of the Plan is hereby amended by adding the following new sentence to the end thereof:
Any Officer who is hired on or after December 31, 2011 shall be ineligible to participate in the Plan.

4.This Second Amendment amends only the provisions of the Plan as noted above, and those provisions not expressly amended shall be considered in full force and effect. Notwithstanding the foregoing, this Second Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions and intent of this Second Amendment.
IN WITNESS WHEREOF, PNM Resources has caused this Second Amendment to be executed as of this _16__ day of _December_, 2011.
PNM RESOURCES, INC.

By: /s/ Alice A. Cobb
Its:     SVP/CAO